                                                                     EXHIBIT 4.2



                          EQUITY PROTECTION AGREEMENT

     THIS EQUITY PROTECTION AGREEMENT (this "Agreement") is made as of April 25, 1997, by an among UC Television Network Corp., a Delaware corporation (the "Company"), and U-C Holdings, L.L.C., a Delaware limited liability company ("Holdings" and including any permitted transferees or assigns of any rights under this Agreement, the "Holder"). As used herein the term "this Agreement" shall mean and include this Agreement and any agreement or agreements hereafter entered into as a consequence of the exercise or transfer in whole or in part of any of the Purchase Rights (as hereinafter defined) granted pursuant to this Agreement.

     WHEREAS, the Company and Holdings are parties to that certain Purchase Agreement, dated as of the date hereof, pursuant to which Holdings purchased shares of the Company's Common Stock and a Class C Warrant of the Company; and

     WHEREAS, the Company and Holdings desire to enter into this Agreement in order to protect Holdings from the dilution of its equity position in the Company upon the exercise of any outstanding warrants or options to purchase Common Stock of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  The following terms shall have the following meanings:

     (A) the term "Number of Shares" shall mean, as of any particular date, the number of shares of Common Stock issuable upon exercise of the Purchase Rights (the "Shares") equal to the sum of (i) the product of (a) two and (b) the aggregate number of shares of Common Stock which have been issued by the Company upon the exercise of any of the Existing Warrants (as hereinafter defined) and any of the Existing Options (as hereinafter defined) and (c) the Applicable Percentage, minus (ii) the product of (a) the aggregate number of shares of Common Stock issued as of such particular date in connection with any prior exercises of the Purchase Rights and (b) the Applicable Percentage;

     (B) the term "Existing Warrants" shall mean, collectively, all warrants to purchase shares of Common Stock of the Company outstanding as of the date hereof and any warrant or warrants issued as a consequence of the exercise or transfer of such warrants in whole or part, including, without limitation, any of the Company's Class A Redeemable Warrants,
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Class B Redeemable Warrants, any of the warrants issued pursuant to the private placement of securities of the Company on April 26, 1996 and May 28, 1996.

     (C) the term "Existing Options" shall mean, collectively, all options and other rights to purchase shares of Common Stock of the Company (other than the Existing Warrants) outstanding as of the date hereof and any option or options issued as a consequence of the exercise or transfer of such options in whole or part, including, without limitation, any options granted pursuant to the Company's 1990 Performance Equity Plan, 1996 Stock Incentive Plan, Outside Directors 1996 Stock Option Plan and the nonqualified option for 337,500 shares of Common Stock granted to Peter Kauff (as such nonqualified option has been or shall be amended, modified or increased);

     (D) the term "Barington Option" shall mean the unit purchase option issued to Barington Capital Group, L.P. ("Barington") dated April 26, 1996 and any warrants subsequently issued to Barington or its transferees pursuant to the exercise of such unit purchase option.

     (E) the term "Applicable Percentage" shall mean, (i) initially, 100% and
(ii) after any partial transfer of the Purchase Rights, the percentage of the total Number of Shares represented by this Agreement (for example, if the right to purchase 30% of the Number of Shares is transferred, the Applicable Percentage for this Agreement shall be 70% of the Applicable Percentage then in effect with respect to this Agreement and the Applicable Percentage for any new equity protection agreement issued upon such transfer shall be 30% of the Applicable Percentage then in effect with respect to this Agreement);

     (F) the term "Common Stock" shall mean the Company's common stock, par value $.001 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company;

     (G) the term "Sale of the Company" shall mean the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, recapitalization, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis;

     (H) the term "Independent Third Party" shall mean any person or entity who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons or entities;

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     (I) the term "New Warrants" shall mean the Class C Warrant issued pursuant to the Purchase Agreement and any warrants issued upon the exercise or transfer in whole or part of such warrant; and

     (J) the term "Purchase Rights" shall mean the right to purchase Shares granted pursuant to this Agreement.

     2. The Company hereby grants to the Holder the right to subscribe for and purchase from Company, upon the terms and conditions set forth herein, at any time or from time to time before 5:00 P.M. on April 25, 2004, New York time (the "Exercise Period"), the Number of Shares at a price per share equal to $.55 (as the same may be adjusted from time to time in accordance with the terms of this Agreement, the "Exercise Price").

     3. The Purchase Rights may be exercised during the Exercise Period, as to the whole or any lesser number of whole Shares, by the surrender of this Agreement for notation as to the Number of Shares so purchased (with the "Election to Exercise" attached hereto, duly executed) to the Company at its office at 645 Fifth Avenue, East Wing, New York, New York 10022, or at such other place as is designated in writing by the Company. In connection with any exercise of the Purchase Rights, the Holder shall deliver to the Company either
(a) cash (by wire transfer of immediately available funds to the Company's account) or a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price multiplied by the number of Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (b) the surrender to the Company of debt or equity securities of the Company having a Current Market Price (as defined in Section 7(e)) equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the Current Market Price of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (c) a written notice to the Company that the Holder is exercising the Purchase Rights (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of the Purchase Rights which when multiplied by the Current Market Price of the Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Agreement). All Purchase Rights which are not exercised prior to 5:00 p.m. on April 25, 2004 New York time shall become null and void and all such Purchase Rights shall cease as of such time. At least 30 days prior to the end of the Exercise Period, the Company shall give the Holder written notice of (i) the expiration of the Exercise Period, (ii) the Number of Shares issuable upon exercise of the Purchase Rights as of the date of such notice and (iii) the Exercise Price in effect as of such date.

     4. Upon receipt by the Company of this Agreement, the "Election to Exercise," and the Aggregate Exercise Price for the Shares, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise; provided, however, that if the date of such receipt is a date upon which the transfer books of the Company are closed, the Holder shall be deemed to be the record holder on the next succeeding business day on which such books are open. The Company shall not close its books against the transfer of the Purchase Rights or of

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any Shares issued or issuable upon the exercise of the Purchase Rights in any manner which interferes with the timely exercise of the Purchase Rights. As soon as practicable after each such exercise of the Purchase Rights, the Company shall issue and cause to be delivered to the Holder a certificate or certificates for the Shares issuable upon such exercise, registered in the name of the Holder or its designee. Unless this Agreement shall have expired, the Company shall, upon surrender of this Agreement in connection with any exercise of the Purchase Rights, return this Agreement to the Holder after notation of the Number of Shares issued upon such exercise.

     5. (a) Any Purchase Rights which are assigned or otherwise transferred shall be recorded by the Company on a purchase rights register as such Purchase Rights are assigned or transferred. Such Purchase Rights shall only be assigned in accordance with the provisions of Section 16. The Company shall be entitled to treat the registered holder of any Purchase Rights on such register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Purchase Rights on the part of any other person, and shall not be liable for any registration or transfer of such Purchase Rights which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. The Purchase Rights shall be transferable only on the books of the Company upon delivery hereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall cause to be delivered a new agreement or agreements substantially identical to this Agreement to the person entitled thereto. This Agreement may be exchanged, at the option of the Holder hereof, for another agreement, or other agreements of different denominations, of like tenor and representing in the aggregate the right to purchase the Applicable Percentage of the Number of Shares represented by such agreement or agreements, upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause the Purchase Rights to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

     (b) The Holder acknowledges that such Holder has been advised by the Company that neither the Purchase Rights nor the Shares have been registered under the Act, that the Purchase Rights are being or have been granted and the Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company's reliance thereon is based in part upon the representations made by the original Holder in the Purchase Agreement. The Holder acknowledges that such Holder is familiar with the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Purchase Rights or the Shares issuable upon exercise thereof shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment

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or transfer, unless (i) the sale, assignment or transfer of the Purchase Rights or such Shares is registered under the Act, it being understood that neither the Purchase Rights nor such Shares are currently registered for sale and that the Company has no obligation or intention to so register the Purchase Rights or such Shares except as specifically provided in the registration rights agreement referred to in Section 11, or (ii) the Purchase Rights or such Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available as of the date hereof for the sale of the Purchase Rights or such Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. Notwithstanding any other provision hereof, if an exercise of the Purchase Rights or any portion thereof is to be made in connection with a registered public offering or the sale of the Company, the exercise of the Purchase Rights or any portion thereof may, at the election of the Holder, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction. The Company shall assist and cooperate with any Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of the Purchase Rights (including, without limitation, making any filings required to be made by the Company).

     6. The Company covenants that the Shares, upon receipt by the Company of the Aggregate Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights, liens, taxes and charges with respect to the issuance thereof. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of the Purchase Rights is at all times equal to or less than the Exercise Price then in effect. The Company covenants and agrees that promptly after the date hereof, the Company shall amend its certificate of incorporation to increase the authorized and unissued shares of Common Stock of the Company to a number sufficient to allow for the exercise of all of the Purchase Rights, the Existing Warrants, the Barington Option and the Existing Options. The Company shall at all times thereafter reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Purchase Rights, such number of shares of Common Stock as shall, from time to time, be sufficient therefor and the Company shall not thereafter take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Purchase Rights.

     7. (a) In case the Company shall at any time after the date this Agreement is first made (i) declare a dividend on any class of the outstanding capital stock of the Company (the "Capital Stock") payable in shares of its Capital Stock, (ii) subdivide any class of the outstanding Capital Stock, or (iii) combine any class of the outstanding Capital Stock into a smaller number of shares, then, in each case, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, or combination, shall be proportionately adjusted. In addition, to the extent any shares of Common Stock have been issued upon exercise of any of the Existing Warrants or the Existing Options, the Number of Shares issuable upon exercise of the Purchase Rights shall be proportionately adjusted to reflect such dividend, subdivision, or combination of the Common Stock issued upon such exercise of any of the Existing Warrants or the Existing Options. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall issue or fix a record date for the issuance to all holders of any class of Capital Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of such class of Common Stock which the aggregate offering price of the total number of shares of such class of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to the Purchase Rights exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

     (c) In case the Company shall distribute to all holders of any class of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price at the record date for such distribution) or assets (other

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than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or changeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 7(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of such class of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of such class of Common Stock.
Such adjustment shall become effective at the close of business on such record date.

     (d) In case the Company shall have issued at any time after April 26, 1996 or shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 7(a), 7(b), or 7(c) above, (ii) upon any issuance of securities pursuant to the Purchase Agreement, (iii) upon exercise of the New Warrants, (iv) upon exercise of any of the Existing Warrants, (v) upon exercise of any Existing Options or (vi) upon exercise of the Barington Option), at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price per share of shares of such class of Common Stock so issued in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such Current Market Price, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that no such adjustment shall be made which results in an increase in the Exercise Price. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums

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stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, without limitation, a change resulting from the antidilution provisions thereof. In case the Company shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 7(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

     (e) For the purpose of any computation under this Section 7, the Current Market Price per share of any class of Capital Stock on any date shall be deemed to be the average of the daily closing prices for shares of such class for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way, or in case no such reported sales takes place on such date, the closing bid price regular way on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System or the NASDAQ SmallCap Market) on which shares of such class of Common Stock are listed or admitted to trading or, if such class of Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for such class of Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date such class of Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of such class of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

     (f) All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

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     (g) Whenever there shall be an adjustment as provided in this Section 7, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the purchase rights register, which notice shall be accompanied by an officer's certificate setting forth the Number of Shares purchasable upon the exercise of the Purchase Rights and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     (h) The Company shall not be required to issue fractions of shares of Common Stock of the Company upon the exercise of the Purchase Rights. If any fraction of a share would be issuable on the exercise of the Purchase Rights (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of the Purchase Rights.

     8. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of the Purchase Rights solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock for which the Purchase Rights might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 7.

     (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Purchase Rights (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of the Purchase Rights solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the Number of Shares for which the Purchase Rights might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall

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be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 7.

     (c) The above provisions of this Section 8 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     (d) If any event occurs of the type contemplated by the provisions of this
Section 8 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the Number of Shares obtainable upon exercise of the Purchase Rights so as to protect the rights of the Company and the holders of the Purchase Rights; provided that no such adjustment shall increase the Exercise Price or decrease the Number of Shares obtainable as otherwise determined pursuant to this Agreement without the prior written consent of the holders of a majority of the Shares issued or issuable upon exercise of the Purchase Rights (which consent will not be unreasonably withheld).

     9. (a) In case at any time the Company shall issue any shares of Common Stock upon the exercise of any of the Existing Warrants, the Barington Option or Existing Options, then the Company shall give written notice thereof, (i) by telecopy to the Holder at the telecopy number of such Holder as it shall appear on the Company's books and records, such notice to be sent as of the date of such issuance and (ii) by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the purchase rights register, such notice to be mailed no later than one day after such issuance. Each such notice shall state (A) the name of the party or parties exercising any such Existing Warrants, the Barington Option or Existing Options, (B) the number of shares of Common Stock issued upon such exercise, (C) the purchase price per share of Common Stock issued upon such exercise, (D) the number of Shares exercisable under this Agreement after giving effect to such issuance, (E) the Exercise Price then in effect under this Agreement after giving effect to such issuance and (F) the remaining Number of Shares as of the date of such notice.

     (b) In case at any time the Company shall propose to:

          (i) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

          (ii) issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

          (iii) effect any reclassification or change of outstanding shares of Capital Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 8 hereof; or

          (iv) effect any liquidation, dissolution, or winding-up of the Company; or

          (v) take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the purchase rights register, mailed at least 15 days prior to (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (B) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (C) the date of such action which would require an adjustment to the Exercise Price.

     10. The issuance of any shares or other securities upon the exercise of the Purchase Rights, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance or for any other cost of the Company incurred in connection with such issuance and delivery. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or delivery of the Purchase Rights to a person other than, or the issuance and delivery of any certificate in a name other than that of the registered Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     11. The Shares shall be entitled to benefit of the provisions of that certain Registration Rights Agreement, of even date herewith, by and among the Company and the persons purchasing securities pursuant to the Purchase Agreement.

     12. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, without limitation, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with, any breach of any representation, warranty, covenant, or agreement of the Company contained in this

Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under the Purchase Rights.

     If any action is brought against any Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability under this Section 12 unless the Company shall have been materially prejudiced by such failure or relieve the Company from any liability other than pursuant to this Section 12) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses.
Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 12 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld.

     13. Unless registered pursuant to the provisions of the registration rights agreement referred to in Section 11 hereof, the Shares issued upon exercise of the Purchase Rights shall be subject to a stop transfer order and the certificate or certificates evidencing such Shares shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED,

     ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS."


     14. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Agreement or any similar agreements issued upon the assignment or transfer of all or any portion of the Purchase Rights (and upon surrender of any such agreement if mutilated), including an affidavit of the Holder thereof that this Agreement or any similar agreements issued upon the assignment or transfer of all or any portion of the Purchase Rights has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Company on account of such lost stolen, destroyed or mutilated agreement, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new agreement of like date, tenor, and denomination.

     15. The Holder of any Purchase Rights shall not have solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Agreement. No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

     16. The Purchase Rights shall not be transferable without the prior written consent of the Company except in connection with (i) the transfer of shares of Common Stock acquired pursuant to the purchase agreement (the "Purchase Agreement") between the Company and the original Holder, dated April 25, 1997 and in such event, in a percentage equal to the percentage of Common Stock transferred determined by dividing the number of shares being transferred by the number of shares purchased under the Purchase Agreement; (ii) any Sale of the Company; or (iii) a sale of all remaining Common Stock owned by the Holder.

     17. This Agreement shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles governing conflicts of law.

     18. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at 645 Fifth Avenue, East Wing, New York, New York 10022, Attention: President, (ii) if to the Holder, at its address set forth on the signature page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 18. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this
Section 18. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 18 shall be deemed given at the time of receipt thereof.

     19. No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

     20. This Agreement may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Agreement, and all future Holders shall be bound thereby.

                       *          *          *          *

        IN WITNESS WHEREOF, the parties have executed this Equity Protection Agreement as of the date first written above.

                                    UC TELEVISION NETWORK CORP.


                                    By:  /s/ Peter Kauff
                                         -----------------------------------
                                       Name:  Peter Kauff
                                       Title: Chairman of the Board and
                                              Chief Executive Officer

                                    Address:  645 Fifth Avenue, East Wing
                                              New York, New York 10022


                                    U-C HOLDINGS, L.L.C.

                                    By:  WILLIS STEIN & PARTNERS, L.P.
                                         Its Managing Member

                                    By:  Willis Stein & Partners, L.L.C.
                                         Its General Partner


                                    By:  /s/ Avy H. Stein
                                         -----------------------------------
                                         Avy H. Stein
                                         Its Manager

                                    Address:  227 West Monroe Street
                                              Suite 4300
                                              Chicago, Illinois 60606

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer any Purchase Rights granted pursuant to the attached Agreement.)

          FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto ___________________ the right to purchase __________ shares of Common Stock, par value $0.001 per share, of UC Television Network Corp. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint the secretary of the Company attorney to transfer such rights on the books of the Company, with full power of substitution.

Dated: ____________________


                                    Signature
                                             --------------------------------

                                    -----------------------------------------
                                    Signature Guarantee


                                     NOTICE

          The signature on the foregoing Assignment must correspond to the name as written upon the face of this Agreement in every particular, without alteration or enlargement or any change whatsoever.

To:  UC TELEVISION NETWORK CORP.
     645 Fifth Avenue
     East Wing
     New York, New York 10022

                              ELECTION TO EXERCISE


          The undersigned hereby exercises his or its rights to purchase _____ Shares covered by the within Agreement and tenders payment herewith of the Aggregate Exercise Price in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                    (Print Name, Address and Social Security
                         or Tax Identification Number)

and that this Agreement containing a notation as to the Number of Shares issued upon such exercise be registered in the name of, and delivered to, the undersigned at the address stated below.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                    (Print Name, Address and Social Security
                         or Tax Identification Number)

Dated: ____________________
                                    Name:
                                         -------------------------------------
                                                   (Print)



                                    ------------------------------------------
                                    (Signature)


                                    ------------------------------------------
                                    (Signature Guarantee)


                                    ------------------------------------------
                                    (Signature Guarantee)